Exhibit 99.1

WisdomTree Adds Seasoned Financial Services Executive

Harold Singleton III to Board

Third New Independent Director in Three Years

New York, NY—(GlobeNewswire) – January 23, 2022 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager, today announced that Harold Singleton III, an executive with more than 30 years in the investment management and financial services industry, has been appointed to WisdomTree’s Board of Directors. With this appointment, the Board expands to seven directors, six of whom are independent.

Since 2019, WisdomTree has added three independent directors. Mr. Singleton joins Susan Cosgrove and Smita Conjeevaram as the newest directors, each of whom provides a fresh perspective with a focus on driving shareholder value. WisdomTree’s seven directors all possess significant and extensive experience relevant to WisdomTree’s business strategy, including global financial, accounting and compliance expertise, and many years in senior leadership positions in the investment management and financial services industry.

Frank Salerno, WisdomTree Chair of the Board, said, “The Board is delighted to welcome someone of Harold’s caliber as a new independent director. He embodies smart, strategic leadership coupled with expertise that spans global markets, ESG and diversity, equity and inclusion. Harold’s professional focus aligns perfectly with WisdomTree’s own priorities of sustainability, innovation and creating the best investment solutions for clients. We are confident he will bring significant value to WisdomTree and our shareholders.”

Jonathan Steinberg, WisdomTree CEO, said, “Harold joins our Board at an exciting time for WisdomTree as we continue to build on the strong momentum in our asset management business, capturing more of the ever-growing ETP pie through new and existing products and solutions, as evidenced by $4.9 billion in 2021 net flows and more than $500 million in 2022 inflows to date, bringing our total assets under management to $77 billion.”

About Harold Singleton III

Mr. Singleton was most recently Vice President, Managing Director/Head of Manager Selection and Portfolio Construction of Lincoln Financial Group (NYSE: LNC), which operates multiple insurance and retirement businesses, and previously as Vice President/Head of Client Portfolio Management from 2014 to 2016. He served as an independent director and member of the Investment Committee of The Vantagepoint Funds from 2013 to 2014, and prior to that, he held multiple investment management roles at PineBridge Investments (formerly AIG Investments) from 2007-2012, most recently as Managing Director/Head of Asset Management Companies and Global Head of Retail and Intermediary Sales. Mr. Singleton also served as Chairman of PineBridge East Africa and PineBridge Taiwan. His investment management career also includes multiple equity portfolio management and analyst positions at well-known firms, including UBS Global Asset Management from 2003 to 2006, Metropolitan West Capital Management from 2000 to 2003, and Brinson Partners from 1996 to 2000, prior to its acquisition by UBS Global Asset Management.

Mr. Singleton serves on the Urban League of Philadelphia Board of Directors and as Chair of the Investment Committee of the Executive Leadership Council, an organization dedicated to the development of global black leaders. He received his B.S. in Chemical Engineering from the Illinois Institute of Technology, where he is a member of the Executive Committee and chairs the Investment Committee of its Board of Trustees, and an M.B.A. in Finance from the University of Chicago. Mr. Singleton is a Chartered Financial Analyst.

More information on WisdomTree’s Board of Directors can be found here.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $77.0 billion in assets under management globally. WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about whether changes in the composition of WisdomTree’s Board of Directors will enhance shareholder value and whether WisdomTree will capture more of the ETP market through new and existing products and solutions. These forward-looking statements are based on WisdomTree’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside WisdomTree’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release. WisdomTree does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Contact Information:

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

Investor Relations

WisdomTree Investments, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.campbell@wisdomtree.com